Stylus® Variable Annuity

Variable deferred annuity

Enrollment Form under Group Annuity Contract No. 2006GAC and Application for Individual Contract

Mailing Instructions:

Express Mail:
JPMorgan Chase
4 Chase Metrotech Center,
7th Floor West
Attn: Remit One Lockbox 13014
Brooklyn, NY 11245-0001

Regular Mail:
Stylus Variable Annuity
P.O. Box 13014,
Newark, NJ 07188-0014

AXA EQUITABLE

AXA Distributors, LLC

For Assistance
Call 888-517-9900

PLEASE PRINT

1. Type of contract

1. ☐ Non-Qualified (NQ)
2. ☐ Rollover IRA or ☐ Flexible Premium IRA (Tax year ____)
3. ☐ Roth Conversion IRA or ☐ Flexible Premium Roth IRA (Tax year ____)
4. ☐ Qualified Plan (QP) — Defined Contribution (DC)
5. ☐ Inherited IRA BCO (Direct Transfer of Decedent IRA)[1]
6. ☐ Inherited Roth IRA BCO (Direct transfer of Decedent Roth IRA)[1]
7. ☐ Non-Spousal QP Direct Rollover to Inherited IRA BCO[1]

Footnotes: 1. GMIB, GWBL and GWB are not available.

2. Initial contribution

Total Initial Contribution(s): $________________

Specify Method(s) of Payment:

☐ Check payable to AXA Equitable or Wire
☐ 1035 Exchange (from Single Owner contract, NQ only)
☐ 1035 Exchange (from Joint Owner contract, NQ only)
☐ CD or Mutual Fund Transfer (NQ only)
☐ Direct Transfer (IRA only) ☐ Rollover (IRA only)

3. Owner

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 10.

☐ Individual ☐ Qualified Plan Trustee (DC)
☐ Trust ☐ Beneficiary of Deceased IRA owner
☐ Custodian (IRA) ☐ Other Non-Natural Owner
☐ UGMA/UTMA ____ (State)

☐ Male ☐ Female

Name (First) (Middle Initial) (Last)

☐ Social Security No. or ☐ EIN Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

Daytime Phone #

Valid Driver's License No./Passport #/State Issued ID# & Exp. Date

optional 4. Joint owner

Must be a legal resident of the US. (NQ certificates/contracts only. For GWBL, use Section 12C.)

☐ Male ☐ Female

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

Daytime Phone #

Valid Driver's License No./Passport #/State Issued ID# & Exp. Date

5. Annuitant

If other than Owner.

☐ Male ☐ Female

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

6. Beneficiary(ies)

If more than one — indicate %. Total must equal 100%. Please use Section 10 for additional Primary or Contingent Beneficiaries.

Primary

1. ______________________ ______%
Primary Beneficiary Name

____
Relationship to Owner

2. ______________________ ______%
Primary Beneficiary Name

____
Relationship to Owner

Contingent

____
Contingent Beneficiary Name

7. Current insurance

1. Do you have any other existing life insurance or annuities? ☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract applied for will be issued? ☐ Yes ☐ No

   If Yes, complete the following:

____
Company Type of Plan Year Issued Certificate/Contract Number

8. Contract state

The Contract State is your state of primary residence (Owner's primary residential address from Section 3) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

9. Patriot Act Information

1. Are you a US Citizen? (If "yes" skip to question 3.) ☐ Yes ☐ No

2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act, allows you to purchase this annuity? ☐ Yes ☐ No

____
US Visa Category

3. Your Occupation:______________________

4. Your Employer:______________________

10. Special instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 3, please complete the following:

____
Mailing address — P.O. Box accepted

____
Mailing address

____
City State Zip Code

____

____

11. Guaranteed benefit Elections OPTIONAL

Subject to availability. There is an additional charge for each election. These elections cannot be changed after the contract has been issued. You may only make one election in this section.

If you elect GMIB or GWB, you may not elect GWBL.

11A. Guaranteed Minimum Income Benefit (GMIB) — *Greater of Roll Up to age 85 or Annual Ratchet to age 85. Guaranteed Minimum Death Benefit (GMDB) elections are also made in this section.*

Unless "Yes" is checked below, GMIB is declined.

Owner issue ages 20–75. Choose One:

1. 6% GMIB with Annual Reset
   - ☐ Yes, I wish to elect 6% GMIB and Greater of 6% Roll Up to age 85 or Annual Ratchet to age 85 GMDB
   - ☐ Yes, I wish to elect 6% GMIB and Annual Ratchet to age 85 GMDB
   - ☐ Yes, I wish to elect 6% GMIB and Standard GMDB
2. 6½% GMIB with Annual Reset
   - ☐ Yes, I wish to elect 6½% GMIB and Greater of 6½% Roll Up to age 85 or Annual Ratchet to age 85 GMDB
   - ☐ Yes, I wish to elect 6½% GMIB and Annual Ratchet to age 85 GMDB
   - ☐ Yes, I wish to elect 6½% GMIB and Standard GMDB

If you elect GMIB, skip to section 13.

11B. Guaranteed Withdrawal Benefit (GWB)

Unless 'Yes' is checked below, this optional rider is declined.

☐ **Yes**, I wish to elect the 5% Annual Withdrawal Option GWB Benefit – Owner issue ages up to 85.

If you elect GWB, you must complete Section 12E and may not elect: GMIB, "Greater of" GMDB, GWBL or 12 Month DCA.

Except for "Standard" GMDB there is an additional charge for GMDB.

If you elect GMIB do not complete section 11C.

11C. Guaranteed Minimum Death Benefit (GMDB)

If you did not elect GWBL or GMIB, this Section is MANDATORY. For Owner issue ages 76–85 the contract will be issued with Standard GMDB.

Owner Issue Age 0–75

☐ Standard; or

☐ Annual Ratchet to age 85; or

☐ Greater of 6% to age 85 or Annual Ratchet to age 85; or

☐ Greater of 6½% to age 85 or Annual Ratchet to age 85

12. GWBL & GWB Elections

There is an additional charge for each election. These elections cannot be changed after the contract has been issued. You may only make one election in this section. If you elect GWBL, you may not elect GMIB or GWB. If you elected GWB you must complete Section 12E.

12A. Guaranteed Withdrawal Benefit for Life (GWBL)

Unless 'Yes' is checked below, GWBL is declined.

☐ **Yes**, I wish to elect the GWBL Rider with the Standard Death Benefit — Owner issue ages 45–85

☐ **Yes**, I wish to elect the GWBL Rider with the Enhanced Death Benefit — Owner issue ages 45–75

12B. Type of contract

1. ☐ Single Life
2. ☐ Joint Life — Spousal Only (Not available for QP contracts. Must indicate Successor Owner. If Non-natural Owner, indicate Joint Annuitant.)

12C. Successor Owner

For Joint Life only. Must be Owner's spouse.

☐ Male ☐ Female

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only — No P.O. Box Permitted

City State ZIP Code

Daytime Phone #

Valid Driver's License No./Passport #/State Issued ID# & Exp. Date

If you are applying for an NQ contract, you can give the Successor Owner full ownership rights by checking the "Yes" box below. If you checked "1035 Exchange from Joint Owner" in Section 2, you must check "Yes" below. Do not check if you checked "1035 Exchange from Single Owner."

☐ **Yes**, Successor Owner will have full ownership rights.

12D. Joint Annuitant

For Joint Life with Non-Natural Owner only, must be Annuitant's spouse.

☐ Male ☐ Female

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (MM/DD/YYYY)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

12E. Payment Plans (complete for either GWBL or GWB)

If you do not plan to defer your withdrawals, complete the following section and choose 1 or 2 below:

Frequency: ☐ Monthly ☐ Quarterly ☐ Annually

Start Date: ____________ (Month, Day, Year). You must wait at least 28 days after your contract issue date before payments can begin. They cannot be made later than the 28th day of the month.

1. ☐ Maximum Payment Plan (calculated by AXA Equitable)
2. ☐ Customized Payment Plan

   Amount of withdrawal: $__________

Total withdrawal for the contract year must not exceed your Guaranteed Annual Withdrawal Amount. The withdrawal may be includible in income and if made prior to age 59½ may be subject to an additional 10% federal income tax penalty.

We will automatically withhold 10% federal income tax from the taxable amount of each withdrawal, unless you are eligible to, and make an election below. Some states require us to withhold state income tax if federal income tax is withheld. Please consult your tax advisor for rules that apply to you. If you are a US citizen/legal resident and the check is sent abroad, we must withhold tax.

If you are not a US citizen/legal resident you cannot use only this form. In addition, please send us a letter requesting this distribution, indicating your current residence and citizenship status, along with an IRS Form W-8BEN. We will withhold 30% tax unless your Form W-8BEN properly indicates to us that we may withhold at a different rate.

☐ I do not want federal income tax (and state, if applicable) withheld from my distribution. I have provided my U.S. residence address and Social Security Number or other TIN in Section 3. I understand that I am responsible for the payment of estimated taxes, and that I may incur penalties if my payments are not enough.

13. Fund rebalancing

You may not elect Rebalancing if you allocate 100% of your contribution to only one investment option, we cannot rebalance one option. Additional Variable Investment Option (VIO) transfers you make will not modify or cancel the scheduled rebalancing.

☐ Option 1: VIO only.

☐ Quarterly ☐ Semi Annually or ☐ Annually

The Rebalancing Program will use the "Immediate" allocations provided in Section 14.

Any changes to this program must be in writing.

Rebalancing will be on the same day of the month as the Contract Date.

14. Immediate allocation options

Immediate Allocation — You must allocate your initial contribution among VIOs below using the "Immediate" allocation column, which must total 100%. All future Contributions will be allocated according to the percentages below unless instructed otherwise by you.

Variable Investment Options (VIO) Use Whole Percentages		Immediate
Asset Allocation		
AXA Allocation Portfolios		
AXA Conservative Allocation	(1265)	______%
AXA Conservative-Plus Allocation	(1266)	______%
AXA Moderate Allocation	(0854)	______%
AXA Moderate-Plus Allocation	(1267)	______%
Other Asset Allocation		
EQ/Franklin Templeton Founding Strategy . . .	(2029)	______%
Cash Equivalents		
EQ/Money Market*	(0067)	______%

Must Total: 100%

* Contributions allocated to the EQ/Money Market will cause the GMDB and GMIB Rollup portion of your benefit base to grow at 3% (if elected).

Classifications based on Morningstar® categories, as of 9/30/06, except where otherwise noted. © 2006 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

15. Dollar cost averaging options

You may choose either 12 Month Dollar Cost Averaging or General Dollar Cost Averaging. You may not choose both. You must allocate your entire Contribution according to the instructions in Section 14. Use the DCA Allocation column below for the transfer percentages. The total must equal 100%.

A. ☐ 12 Month Dollar Cost Averaging (12 Month DCA)

The entire initial contribution is allocated to the EQ/Money Market option. Thereafter, amounts are transferred monthly over a 12 month period to the other variable investment options you have selected. Do not indicate a percentage for EQ/Money Market option below.

If you elect 12 Month DCA, you may not elect GWBL or GWB.

B. ☐ General DCA: Fixed Period Option, please deplete my General DCA account monthly over the following time period: (Choose one below)

☐ EQ/Money Market* 6 months

☐ EQ/Money Market* 12 months

☐ EQ/Money Market* ___ (months)

(In Section 14, you must use the "Immediate Allocation" column to allocate a minimum of $5,000 to the EQ/Money Market.)

The following DCA allocations also apply to new Contributions unless you completed Section 14 or changed your allocations for new Contributions.

Variable Investment Options (VIO) Whole Numbers Only		DCA
Asset Allocation		
AXA Allocation Portfolios		
AXA Conservative Allocation	(1265)	______%
AXA Conservative-Plus Allocation	(1266)	______%
AXA Moderate Allocation	(0854)	______%
AXA Moderate-Plus Allocation	(1267)	______%
Other Asset Allocation		
EQ/Franklin Templeton Founding Strategy . . .	(2029)	______%
Cash Equivalents		
EQ/Money Market*	(0067)	______%

Must Total: 100%

* Contributions allocated to the EQ/Money Market will cause the GMDB and GMIB Rollup portion of your benefit base to grow at 3% (if elected).

Classifications based on Morningstar® categories, as of 9/30/06, except where otherwise noted. © 2006 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

16. Fraud warnings Arkansas/New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • Colorado/District of Columbia/Kentucky/Louisiana/Maine/Tennessee: It is a crime to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. • Oklahoma: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony. • Ohio: Any person, who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • All other states (except Virginia): Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

17. Broker transfer authorization ☐ **Yes**, by signing below, I hereby designate my registered representative named below to act as my agent in giving subaccount transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

18. Disclosures

Withdrawals under your Certificate/Contract may reduce your Benefit Base. GMIB, GMDB, GWBL and GWB may not be voluntarily terminated. The charges under the Certificate/Contract generally apply for the life of the Certificate/Contract.

For GMIB, GMDB and GWB: For IRA and QP Certificates/Contracts: depending on your age, the benefits may be of limited usefulness to you because IRS required minimum distributions must begin at age 70½; distributions that are withdrawn from the Certificate/Contract may significantly reduce your benefit. You should consult your tax advisor.

For GWBL and GWB: For IRA and QP Certificates/Contracts: Unless you elect our Automatic RMD service and comply with the conditions set forth in the Certificate/Contract, the Certificate/Contract may have limited usefulness to you because partial withdrawals to satisfy minimum distribution rules might reduce your Benefit Base. You should consult with your tax advisor to determine if this Certificate/Contract is appropriate for your circumstances.

19. Signature and acknowledgements I/WE UNDERSTAND AND ACKNOWLEDGE THE DISCLOSURES IN SECTION 18 AND THAT: • No GMIB, GMDB, GWBL and/or GWB is elected unless I checked the correct box in Section 11 & 12. • My account value attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount. • The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account Value or Cash Value, and if I exercise GMIB, the benefit will be in the form of lifetime periodic payments only. • In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this enrollment form/application I acknowledge that I am buying the certificate/contract for its features and benefits other than tax deferral, as the tax deferral feature of the certificate/contract does not provide additional benefits. • All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. • AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority. • I understand that any change made to the benefits applied for, or to the age at issue, must be agreed to in writing on an amendment. • No registered representative has the authority to make or modify any certificate/contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. • I acknowledge receipt of the most current prospectus for the Stylus Variable Annuity. After reviewing my financial information and goals with my agent, I believe this contract will meet my financial objectives. • Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes**. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

X		
Proposed Annuitant's Signature	Signed at: City, State	Date
X		
Proposed Owner's Signature (if other than annuitant)	Signed at: City, State	Date
X		
Proposed Joint Owner's Signature (if other than annuitant)	Signed at: City, State	Date

Registered representative section

Does the Proposed Insured have any existing life insurance or annuity contracts? . . . . ☐ Yes ☐ No

Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract applied for will be issued on the life of the Annuitant(s)/Owner(s)? . . . . ☐ Yes ☐ No

Did you verify the identity by reviewing the driver's license/passport of each Owner/Annuitant, inquire about the source of the customer's assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official? . . . . ☐ Yes ☐ No

Is the Proposed Insured currently an Active Duty* Member of the Armed Forces? . . . . ☐ Yes ☐ No

(If "Yes", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* "Active Duty" means full-time in the active military service of the United State and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ______________________________________ ______________________

Primary Registered Representative Signature — Social Security Number or Rep. Code

______________________________________ ________ % ( ) -

Print Name — Rep. Phone Number

____

Client Account Number at Broker-Dealer — Email Address — Broker-Dealer Branch

X ______________________________________ ______________________

Secondary Representative Signature — Social Security Number or Rep. Code

______________________________________ ________ % ( ) -

Print Name — Rep. Phone Number

Registered Representative Use Only. Contact your home office for program information. ☐ Option I. ☐ Option II. ☐ Option III. (Once selected, program cannot be changed.)